Exhibit 5.1
[LETTERHEAD OF STEPTOE & JOHNSON]
8 February 2006
Spark Networks plc
24/26 Arcadia Avenue
Finchley Central
London, N3 2JU
Our Ref:     AB/AB/81264.0013
Your Ref:
Dear Sirs
Spark Networks plc — Registration Statement on Form S-1 under the Securities Act of 1933
1.	We have been asked, as English solicitors to Spark Networks plc, a public limited company incorporated under the laws of England and Wales with company number 3628907 (the “Company”), to provide an opinion in connection with a registration statement on Form S-1 (File No. 333-123228) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission by the Company on 8 February 2006. We note your instructions that the Registration Statement relates to:-
(a)	the offer and sale from time to time by the selling shareholders (“Selling Shareholders”) named in the prospectus included in the Registration Statement or any prospectus supplement, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of up to 30,238,996 ordinary shares of £0.01 each in the capital of the Company (“Ordinary Shares”), to be offered and sold in the form of American Depositary Shares (“ADSs”), each representing one Ordinary Share; and

(b)	the offer and sale from time to time by the Selling Shareholders of up to 3,025,000 Ordinary Shares, to be offered and sold in the form of ADSs, that may be acquired upon the exercise of warrants or options issued to the Selling Shareholders.
2.	This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

3.	For the purposes of rendering this opinion, we have examined the Company’s Memorandum and Articles of Association (as amended) and the corporate actions of the Company that provide for the issuance of the numbers of Ordinary Shares referred

Spark Networks plc	2	8 February 2006
to in paragraph 1 of this letter, and we have made such other investigations as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates of officers of the Company. In rendering our opinion, we also have made the following assumptions: the genuineness of all signatures and seals on all documents, the completeness and authenticity of all documents submitted to us as originals and the conformity to, and completeness and authenticity of, the originals of all documents submitted to us as copies or filed with the Registrar of Companies, the conformity to originals of all documents supplied to us as certified or photostatic or facsimile or e-mail transmitted copies and the authenticity and completeness of the originals of such documents. We have not verified any of those assumptions.

4.	Our opinion is limited to the laws of England in force at the date of this opinion. We express no opinion as to any other law and, in addition to the assumptions referred to above, we have assumed that there is nothing in any other law which would affect our opinion as stated in this letter. In particular, we have made no investigation as to the laws of Germany, the State of New York, the State of California or the federal laws of the United States of America as a basis for this opinion and do not express or imply any opinion thereon. The opinion expressed below is based on legislation and regulations in effect on the date hereof. The opinion expressed below is given on the basis that the subject matter of the opinion will be governed by and construed in accordance with English law only and will be subject to the exclusive jurisdiction of the English Courts.

5.	Based on and subject to the foregoing, we are of the opinion that:-
(i)	the Ordinary Shares referred to in paragraph 1(a) of this letter were duly authorised for issuance by the Company at their time of issue, have been validly issued, and are fully paid and non-assessable; and

(ii)	the Ordinary Shares referred to in paragraph 1(b) of this letter, to be issued upon the exercise of outstanding options and warrants, have been duly authorised for issuance by the Company and, when issued and fully paid for in accordance with their respective terms of issue, will be validly issued, fully paid and non-assessable.
6.	We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus included therein. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Yours faithfully
/s/ Steptoe & Johnson
STEPTOE & JOHNSON